Exhibit 99.1

Dynatrace Reports Third Quarter of Fiscal Year 2021 Financial Results

•ARR of $722.0 million, up 35% year-over-year, 32% on a constant currency basis
•Subscription revenue of $170.3 million, up 33% year-over-year, 30% on a constant currency basis
•GAAP EPS of $0.06 and non-GAAP EPS of $0.17, on a dilutive basis

WALTHAM, Mass, February 3, 2021 (Business Wire) - Software intelligence company Dynatrace (NYSE: DT) today released financial results for the third quarter of its fiscal 2021 ended December 31, 2020.
"The third quarter marked another strong performance for Dynatrace across all of our key operating metrics led by ARR growth of 35% year-over-year,” stated John Van Siclen, Chief Executive Officer. “The value of the Dynatrace platform is resonating with customers, evidenced by strong new logo growth and net expansion rate again above 120%. The acceleration of digital transformation is driving the scale and complexity of the modern multicloud beyond the level that digital teams can handle efficiently. We believe the automation and AI capabilities embedded in our unified platform solve the challenges inherent in these ever-changing multicloud environments and positions us well for strong and sustained ARR growth."

Third Quarter Fiscal 2021 and Other Recent Business Highlights:
All growth rates are compared to the third quarter of fiscal 2020 unless otherwise noted.

Financial Highlights:
•Total ARR of $722.0 million, an increase of 35% as reported, and 32% on a constant currency basis
•Total Revenue of $182.9 million, an increase of 28% as reported, and 25% on a constant currency basis
•Subscription revenue of $170.3 million, an increase of 33% as reported, and 30% on a constant currency basis, and representing 93% of total revenue
•GAAP Operating Income of $24.1 million and Non-GAAP Operating Income of $53.4 million
•GAAP EPS of $0.06 and non-GAAP EPS of $0.17, on a dilutive basis

Business Highlights:
•Released Dynatrace’s 4th generation of PurePath, providing the deepest, most complete distributed tracing for modern cloud environments. Extended support for OpenTelemetry and OpenTrace frameworks to provide advanced levels of distributed tracing and immediate actionability for troubleshooting, optimization and proactive remediation for the latest cloud-native architectures.

•Entered the Cloud Application Security market, extending the automation, AI and enterprise-grade robustness of the Dynatrace® Software Intelligence Platform to production and preproduction security use cases. The company estimates the cloud application security market TAM to be $18 billion over time.

•Expanded strategic partnerships with Google Cloud Platform and Microsoft Azure with collaborative go-to market-motions and co-selling arrangements creating frictionless buying experiences and enabling customers to leverage their pre-committed cloud spend. Dynatrace is now part of the co-development program for Microsoft Azure console integration and is the only observability platform with a private offering in the GCP, Microsoft Azure and AWS marketplace listings.

Third Quarter 2021 Financial Highlights
(Unaudited – in thousands, except per share amounts)

	Three Months Ended December 31,
	2020	2019
Key Operating Metric:
Annualized recurring revenue	$721,995	$534,490
Year-over-Year Increase	35%

Annualized recurring revenue - constant currency (*)	$703,621	$534,490
Year-over-Year Increase	32%

Revenues:
Total revenue	$182,911	$143,298
Year-over-Year Increase	28%

Total revenue - constant currency (*)	$179,494	$143,298
Year-over-Year Increase	25%

Subscription revenue	$170,308	$128,518
Year-over-Year Increase	33%

Subscription revenue - constant currency (*)	$167,201	$128,518
Year-over-Year Increase	30%

Non-GAAP Financial Measures:
Non-GAAP operating income (*)	$53,401	$37,720
Non-GAAP operating margin (*)	29%	26%

Non-GAAP net income (*)	$47,645	$26,901

Non-GAAP net income per share - diluted	$0.17	$0.10

Non-GAAP shares outstanding - diluted	286,427	280,156

Unlevered Free Cash Flow (*)	$73,989	$13,287
* Use of Non-GAAP Financial Measures
In our earnings press releases, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investors section of our website at https://ir.dynatrace.com.

Financial Outlook
Based on information available, as of February 3, 2021, Dynatrace is issuing guidance for the fourth quarter and raising guidance for full year fiscal 2021 as follows:

Fourth Quarter of Fiscal Year 2021:
•Total revenue is expected to be in the range of $190 million to $192 million, 26% to 28% growth as reported, and 23% to 24% on a constant currency basis
•Subscription revenue is expected to be in the range of $178 million to $180 million, 32% to 33% growth as reported, 28% to 29% on a constant currency basis
•Non-GAAP operating income is expected to be in the range of $44 million to $46 million
•Non-GAAP net income is expected to be in the range of $38 million to $40 million
•Non-GAAP net income per diluted share is expected to be in the range of $0.13 to $0.14, based on a range of 288 million to 289 million diluted weighted-average shares outstanding

Full Year Fiscal 2021:
•Total ARR is expected to be in the range of $756 million to $760 million, 32% to 33% growth as reported, and 29% on a constant currency basis
•Total revenue is expected to be in the range of $697 million to $699 million, 28% growth as reported, and 27% growth on a constant currency basis
•Subscription revenue is expected to be in the range of $650 million to $652 million, 33% to 34% growth as reported, and 32% growth on a constant currency basis
•Non-GAAP operating income is expected to be in the range of $202 million to $204 million
•Non-GAAP net income is expected to be in the range of $175 million to $178 million
•Non-GAAP net income per diluted share is expected to be in the range of $0.61 to $0.62, based on a range of 287 million to 288 million diluted weighted-average shares outstanding
•Total unlevered free cash flow is expected to be in the range of $220 million to $225 million, 32% of revenue

Our guidance is based on foreign exchange rates as of December 31, 2020.

While we believe we are in a strong financial position to weather the impact to our business from COVID-19, many of our customers and prospects are operating under very challenging circumstances and may reduce or re-evaluate their spend.  As such, in our fourth quarter and fiscal 2021 guidance we factor in the expected impacts of COVID‑19 on our business and results of operations based on information available to us today. Our outlook assumes a continued challenging economic environment and incorporates a wider range of outcomes for the remainder of the fiscal year. Significant variation from these assumptions could cause us to raise, lower or modify our expectations and our guidance, and we undertake no obligation to update our assumptions, expectations or our guidance.  These statements are forward-looking, and actual results may differ materially, as further discussed below under the heading “Cautionary Language Concerning Forward-Looking Statements”.

Reconciliation of non-GAAP operating income, non-GAAP net income, non-GAAP net income per share and unlevered free cash flow guidance to the most directly comparable GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of share-based compensation expense, employer taxes and tax deductions specific to equity compensation awards that are directly impacted by future hiring, turnover and retention needs, as well as unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

Conference Call and Webcast Information
Dynatrace will host a conference call and live webcast to discuss its results and business outlook for investors and analysts at 8:00 a.m. Eastern Time today, February 3, 2021. To access the conference call from the U.S. and Canada, dial (866) 405-1247, or internationally, dial (201) 689-8045 with conference ID # 13714690. The call will also be available live via webcast on the company’s website, ir.dynatrace.com.

An audio replay of the call will also be available until 11:59 p.m. Eastern Time on February 18, 2021, by dialing (877) 660-6853 from the U.S. or Canada, or for international callers by dialing (201) 612-7415 and entering conference ID # 13714690. In addition, an archived webcast will be available at ir.dynatrace.com.

The company has used, and intends to continue to use, the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

Non-GAAP Financial Measures & Key Metrics
In addition to disclosing financial measures prepared in accordance with GAAP, this press release and the accompanying tables contain certain non-GAAP financial measures. As of the second quarter of Fiscal Year 2021, we adjusted certain of our non-GAAP metrics for employer payroll tax expense related to equity incentive plans, as the amount of employer payroll tax expense is dependent on our stock price and other factors that are beyond our control and does not correlate to the operation of our business. Our historical presentation of these metrics has been updated in the tables below to reflect these adjustments for consistency.
Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. Dynatrace considers these non-GAAP financial measures to be important because they provide useful indicators of its performance and liquidity measures. These are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operational plans. In addition, investors often use similar measures to evaluate the performance of a company. Non-GAAP financial measures are presented for supplemental informational purposes only for understanding the company’s operating performance. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP financial measures presented by other companies. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements.
Dynatrace presents constant currency amounts for Revenue and Annual Recurring Revenue to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars using the average exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods. All growth comparisons relate to the corresponding period in the last fiscal year. Dynatrace provides this non-GAAP financial information to aid investors in better understanding our performance.
Adjusted EBITDA is defined as Net Income (loss) adjusted by removing the impact of our capital structure (net interest income or expense from our outstanding debt), asset base (depreciation and amortization), tax consequences, restructuring and other gains and losses, transaction and sponsor related costs, gains and losses on foreign currency, stock-based compensation and employer payroll tax expense related equity incentive plans.
Annual Recurring Revenue “ARR” is defined as the daily revenue of all subscription agreements that are actively generating revenue as of the last day of the reporting period multiplied by 365. We exclude from our calculation of Total ARR any revenues derived from month-to-month agreements and/or product usage overage billings.
Dynatrace Net Expansion Rate is defined as the Dynatrace® ARR at the end of a reporting period for the cohort of Dynatrace® accounts as of one year prior to the date of calculation, divided by the Dynatrace® ARR one year prior to the date of calculation for that same cohort. This calculation excludes the benefit of Dynatrace® ARR resulting from the conversion of Classic products to the Dynatrace® platform.
Dynatrace customers are defined as accounts, as identified by a unique account identifier, that generate at least $10,000 of Dynatrace® ARR as of the reporting date. In infrequent cases, a single large organization may comprise multiple customer accounts when there are distinct divisions, departments or subsidiaries that operate and make purchasing decisions independently from the parent organization. In cases where multiple customer accounts exist under a single organization, each customer account is counted separately based on a mutually exclusive accounting of ARR.
Adjusted EBITDA/Net Debt Leverage Ratio is defined as our Net Debt divided by our trailing twelve month Adjusted EBITDA. Net Debt is defined as total principal less cash and cash equivalents.
Unlevered Free Cash Flow is defined as net cash provided by (used in) operating activities and adjusted to exclude cash paid for interest (net of tax), non-recurring restructuring and acquisition related costs, along with costs associated with one-time offerings and filings, less cash used in investing activities for acquisition of property and equipment. However, given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.

About Dynatrace
Dynatrace provides software intelligence to simplify cloud complexity and accelerate digital transformation. With automatic and intelligent observability at scale, our all-in-one platform delivers precise answers about the performance and security of applications, the underlying infrastructure, and the experience of all users to enable organizations to innovate faster, collaborate more efficiently, and deliver more value with dramatically less effort. That’s why many of the world’s largest enterprises trust Dynatrace® to modernize and automate cloud operations, release better software faster, and deliver unrivalled digital experiences.

Cautionary Language Concerning Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding management’s expectations of future financial and operational performance and operational expenditures, expected growth, and business outlook, including our financial guidance for the fourth fiscal quarter and full year 2021, and statements regarding the size of our market and our positioning for capturing a larger share of our market. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, the effect of the COVID-19 pandemic on our business operations and demand for our products as well as its impact on general economic and financial market conditions, our ability to maintain our subscription revenue growth rates in future periods, our ability to service our substantial level of indebtedness, market adoption of software intelligence solutions for application performance monitoring, digital experience monitoring, infrastructure monitoring, AIOps, business intelligence and analytics and application security, continued spending on and demand for software intelligence solutions, our ability to maintain and acquire new customers, our ability to differentiate our platform from competing products and technologies; our ability to successfully recruit and retain highly-qualified personnel; the price volatility of our common stock, and other risks set forth under the caption “Risk Factors” in our Form 10-Q filed on October 28, 2020 and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

DYNATRACE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited – In thousands, except per share amounts)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2020	2019	2020	2019
Revenue:
Subscription	$170,308	$128,518	$472,338	$352,451
License	257	3,895	1,337	10,424
Service	12,346	10,885	33,330	32,351
Total revenue	182,911	143,298	507,005	395,226
Cost of revenue:
Cost of subscription	20,382	16,297	55,415	55,930
Cost of service	8,907	8,584	25,471	29,240
Amortization of acquired technology	3,831	3,824	11,487	12,624
Total cost of revenue	33,120	28,705	92,373	97,794
Gross profit	149,791	114,593	414,632	297,432

Operating expenses:
Research and development	28,730	22,517	79,747	94,772
Sales and marketing	64,829	52,400	170,682	210,581
General and administrative	23,442	21,883	67,079	140,718
Amortization of other intangibles	8,685	10,039	26,057	30,242
Restructuring and other	(2)	199	23	1,093
Total operating expenses	125,684	107,038	343,588	477,406
Income (loss) from operations	24,107	7,555	71,044	(179,974)
Interest expense, net	(3,455)	(5,995)	(11,170)	(39,715)
Other income, net	2,526	67	2,744	307
Income (loss) before income taxes	23,178	1,627	62,618	(219,382)
Income tax (expense) benefit	(4,762)	136	(13,858)	(245,344)
Net income (loss)	$18,416	$1,763	$48,760	$(464,726)
Net income (loss) per share:
Basic	$0.07	$0.01	$0.17	$(1.78)
Diluted	$0.06	$0.01	$0.17	$(1.78)
Weighted average shares outstanding:
Basic	281,010	277,926	280,057	260,383
Diluted	286,427	280,156	285,884	260,383
UNAUDITED SHARE-BASED COMPENSATION

	Three Months Ended December 31,		Nine Months Ended December 31,
	2020	2019	2020	2019
Cost of revenue	$2,066	$1,317	$5,430	$17,346
Research and development	3,259	2,173	8,666	36,679
Sales and marketing	6,480	6,707	18,007	78,592
General and administrative	3,783	3,316	10,988	77,067
Total share-based compensation expense	$15,588	$13,513	$43,091	$209,684

DYNATRACE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	December 31, 2020	March 31, 2020
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$299,505	$213,170
Accounts receivable, net	200,849	157,058
Deferred commissions, current	45,645	38,509
Prepaid expenses and other current assets	28,505	61,188
Total current assets	574,504	469,925
Property and equipment, net	35,384	31,508
Operating lease right-of-use asset, net	43,530	—
Goodwill	1,272,574	1,270,733
Other intangible assets, net	162,882	201,592
Deferred tax assets, net	25,259	20,460
Deferred commissions, non-current	43,575	39,736
Other assets	8,850	8,126
Total assets	$2,166,558	$2,042,080

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$12,146	$11,112
Accrued expenses, current	104,788	93,728
Deferred revenue, current	424,001	384,060
Operating lease liabilities, current	9,368	—
Total current liabilities	550,303	488,900
Deferred revenue, non-current	47,849	60,711
Accrued expenses, non-current	18,408	20,987
Operating lease liabilities, non-current	38,829	—
Long-term debt	451,427	509,985
Total liabilities	1,106,816	1,080,583
Commitments and contingencies
Shareholders' equity:
Common shares, $0.001 par value, 600,000,000 shares authorized, 282,542,649 and 280,853,040 shares issued and outstanding at December 31, 2020 and March 31, 2020, respectively	281	281
Additional paid-in capital	1,632,446	1,573,347
Accumulated deficit	(544,960)	(594,026)
Accumulated other comprehensive loss	(28,025)	(18,105)
Total shareholders' equity	1,059,742	961,497
Total liabilities and shareholders' equity	$2,166,558	$2,042,080

DYNATRACE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited – In thousands)

	Nine Months Ended December 31,
	2020	2019
Cash flows from operating activities:
Net income (loss)	$48,760	$(464,726)
Adjustments to reconcile net income (loss) to cash provided by (used in) operations:
Depreciation	6,589	5,977
Amortization	39,046	44,098
Share-based compensation	43,091	209,684
Deferred income taxes	(3,014)	(45,686)
Other	(1,240)	4,006
Net change in operating assets and liabilities:
Accounts receivable	(37,693)	(49,022)
Deferred commissions	(6,380)	(13,484)
Prepaid expenses and other assets	25,920	(244)
Accounts payable and accrued expenses	14,891	37,396
Operating leases, net	599	—
Deferred revenue	3,996	64,905
Net cash provided by (used in) operating activities	134,565	(207,096)

Cash flows from investing activities:
Purchase of property and equipment	(8,868)	(15,143)
Capitalized software additions	(248)	(729)
Net cash used in investing activities	(9,116)	(15,872)

Cash flows from financing activities:
Proceeds from initial public offering, net of underwriters' discounts and commissions	—	590,297
Settlement of deferred offering costs	—	(5,000)
Repayment of term loans	(60,000)	(485,189)
Contribution for tax associated with reorganization	—	265,000
Proceeds from employee stock purchase plan	9,195	—
Proceeds from exercise of stock options	6,849	—
Equity repurchases	(36)	(150)
Installments related to acquisition	—	(4,694)
Net cash (used in) provided by financing activities	(43,992)	360,264

Effect of exchange rates on cash and cash equivalents	4,878	(55)

Net increase in cash and cash equivalents	86,335	137,241

Cash and cash equivalents, beginning of period	213,170	51,314
Cash and cash equivalents, end of period	$299,505	$188,555

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands, except percentages)

	Three Months Ended December 31, 2020
	GAAP	Share-based compensation	Employer payroll taxes on employee stock transactions	Amortization of other intangibles	Restructuring & other	Non-GAAP
Non-GAAP operating income:
Cost of revenue	$33,120	$(2,066)	$(82)	$(3,831)	$—	$27,141
Gross profit	149,791	2,066	82	3,831	—	155,770
Gross margin	82%					85%
Research and development	28,730	(3,259)	(288)	—	—	25,183
Sales and marketing	64,829	(6,480)	(288)	—	—	58,061
General and administrative	23,442	(3,783)	(34)	—	(500)	19,125
Amortization of other intangibles	8,685	—	—	(8,685)	—	—
Restructuring and other	(2)	—	—	—	2	—
Operating income	$24,107	$15,588	$692	$12,516	$498	$53,401
Operating margin	13%					29%

	Three Months Ended December 31, 2019(1)
	GAAP	Share-based compensation	Employer payroll taxes on employee stock transactions	Amortization of other intangibles	Restructuring & other	Non-GAAP
Non-GAAP operating income:
Cost of revenue	$28,705	$(1,317)	$(37)	$(3,824)	$—	$23,527
Gross profit	114,593	1,317	37	3,824	—	119,771
Gross margin	80%					84%
Research and development	22,517	(2,173)	(115)	—	—	20,229
Sales and marketing	52,400	(6,707)	(51)	—	—	45,642
General and administrative	21,883	(3,316)	(3)	—	(2,384)	16,180
Amortization of other intangibles	10,039	—	—	(10,039)	—	—
Restructuring and other	199	—	—	—	(199)	—
Operating income	$7,555	$13,513	$206	$13,863	$2,583	$37,720
Operating margin	5%					26%
(1) Prior period results have been updated to include the employer payroll taxes on employee stock transactions.

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands, except per share amounts)

	Three Months Ended December 31,
	2020	2019
Non-GAAP net income:
Net income	$18,416	$1,763
Income tax expense (benefit)	4,762	(136)
Cash received from (paid for) tax	37,017	(4,209)
Discrete tax items	(39,782)	—
Interest expense, net	3,455	5,995
Cash paid for interest	(2,991)	(6,610)
Share-based compensation	15,588	13,513
Employer payroll taxes on employee stock transactions	692	206
Amortization of other intangibles	8,685	10,039
Amortization of acquired technology	3,831	3,824
Transaction and sponsor related costs	500	2,384
Restructuring and other	(2)	199
Gain on currency translation	(2,526)	(67)
Non-GAAP net income	$47,645	$26,901

Share count:
Weighted-average shares outstanding - basic	281,010	277,926
Weighted-average shares outstanding - diluted	286,427	280,156

Shares used in non-GAAP per share calculations:
Weighted-average shares outstanding - basic	281,010	277,926
Weighted-average shares outstanding - diluted	286,427	280,156

Net income per share:
Net income per share - basic	$0.07	$0.01
Net income per share - diluted	$0.06	$0.01
Non-GAAP net income per share - basic	$0.17	$0.10
Non-GAAP net income per share - diluted	$0.17	$0.10

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands)

	Three Months Ended December 31,		Trailing Twelve Months Ended December 31, 2020
	2020	2019
Adjusted EBITDA:
Net income	$18,416	$1,763	$95,462
Income tax expense (benefit)	4,762	(136)	(31,995)
Interest expense, net	3,455	5,995	16,852
Amortization	13,014	14,288	53,405
Depreciation	2,792	2,006	8,476
Restructuring and other	(2)	199	22
Transaction and sponsor related costs	500	2,384	4,679
Gain on currency translation	(2,526)	(67)	(1,240)
Share-based compensation	15,588	13,513	55,885
Employer payroll taxes on employee stock transactions	692	206	2,857
Adjusted EBITDA	$56,691	$40,151	$204,403

	Three Months Ended December 31,
	2020	2019
Unlevered Free Cash Flow ("uFCF") (After tax adjustment):
Net cash provided by operating activities	$73,716	$11,132
Cash paid for interest expense	2,991	6,610
Restructuring and other	(2)	199
Purchase of property, plant, and equipment	(2,468)	(5,385)
Transaction and sponsor related costs	500	2,384
Total uFCF	74,737	14,940
Interest tax adjustment	(748)	(1,653)
uFCF (After tax adjustment)	$73,989	$13,287

	December 31, 2020
Adjusted EBITDA/Net Debt Leverage Ratio:
Long-term debt	$451,427
Cash	299,505
Net debt	151,922

TTM Adjusted EBITDA	$204,403
Leverage Ratio	0.7	x

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands, except percentages)

	Nine Months Ended December 31, 2020
	GAAP	Share-based compensation	Employer payroll taxes on employee stock transactions	Amortization of other intangibles	Restructuring & other	Non-GAAP
Non-GAAP operating income:
Cost of revenue	$92,373	$(5,430)	$(494)	$(11,487)	$—	$74,962
Gross profit	414,632	5,430	494	11,487	—	432,043
Gross margin	82%					85%
Research and development	79,747	(8,666)	(978)	—	—	70,103
Sales and marketing	170,682	(18,007)	(993)	—	—	151,682
General and administrative	67,079	(10,988)	(208)	—	(3,398)	52,485
Amortization of other intangibles	26,057	—	—	(26,057)	—	—
Restructuring and other	23	—	—	—	(23)	—
Operating income	$71,044	$43,091	$2,673	$37,544	$3,421	$157,773
Operating margin	14%					31%

	Nine Months Ended December 31, 2019(1)
	GAAP	Share-based compensation	Employer payroll taxes on employee stock transactions	Amortization of other intangibles	Restructuring & other	Non-GAAP
Non-GAAP operating income:
Cost of revenue	$97,794	$(17,346)	$(65)	$(12,624)	$—	$67,759
Gross profit	297,432	17,346	65	12,624	—	327,467
Gross margin	75%					83%
Research and development	94,772	(36,679)	(145)	—	—	57,948
Sales and marketing	210,581	(78,592)	(398)	—	—	131,591
General and administrative	140,718	(77,067)	(4)	—	(20,338)	43,309
Amortization of other intangibles	30,242	—	—	(30,242)	—	—
Restructuring and other	1,093	—	—	—	(1,093)	—
Operating (loss) income	$(179,974)	$209,684	$612	$42,866	$21,431	$94,619
Operating margin	(46%)					24%
(1) Prior period results have been updated to include the employer payroll taxes on employee stock transactions.

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands, except per share amounts)

	Nine Months Ended December 31,
	2020	2019
Non-GAAP net income:
Net income (loss)	$48,760	$(464,726)
Income tax expense	13,858	245,344
Cash received from (paid for) tax	14,472	(268,281)
Discrete tax items	(24,882)	261,552
Interest expense, net	11,170	39,715
Cash paid for interest	(9,914)	(34,001)
Share-based compensation	43,091	209,684
Employer payroll taxes on employee stock transactions	2,673	612
Amortization of other intangibles	26,057	30,242
Amortization of acquired technology	11,487	12,624
Transaction and sponsor related costs	3,398	20,338
Restructuring and other	23	1,093
Gain on currency translation	(2,744)	(307)
Non-GAAP net income	$137,449	$53,889

Share count:
Weighted-average shares outstanding - basic	280,057	260,383
Weighted-average shares outstanding - diluted	285,884	260,383

Shares used in non-GAAP per share calculations:
Weighted-average shares outstanding - basic	280,057	260,383
Weighted-average shares outstanding - diluted	285,884	265,112

Net income (loss) per share:
Net income (loss) per share - basic	$0.17	$(1.78)
Net income (loss) per share - diluted	$0.17	$(1.78)
Non-GAAP net income per share - basic	$0.49	$0.21
Non-GAAP net income per share - diluted	$0.48	$0.20

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands)

	Nine Months Ended December 31,
	2020	2019
Adjusted EBITDA:
Net income (loss)	$48,760	$(464,726)
Income tax expense	13,858	245,344
Interest expense, net	11,170	39,715
Amortization	39,046	44,098
Depreciation	6,589	5,977
Restructuring and other	23	1,093
Transaction and sponsor related costs	3,398	20,338
Gain on currency translation	(2,744)	(307)
Share-based compensation	43,091	209,684
Employer payroll taxes on employee stock transactions	2,673	612
Adjusted EBITDA	$165,864	$101,828

	Nine Months Ended December 31,
	2020	2019
Unlevered Free Cash Flow ("uFCF") (After tax adjustment):
Net cash provided by (used in) operating activities	$134,565	$(207,096)
Cash paid for interest expense	9,914	34,001
Restructuring and other	23	1,093
Purchase of property, plant, and equipment	(8,868)	(15,143)
Transaction and sponsor related costs	3,398	20,338
Discrete tax items	14,900	261,552
Total uFCF	153,932	94,745
Interest tax adjustment	(2,479)	(8,500)
uFCF (After tax adjustment)	$151,453	$86,245

Contacts

Investor Contact:
Noelle Faris
VP, Investor Relations
Noelle.Faris@dynatrace.com

Media Relations:
Jerome Stewart
VP, Communications
Jerome.Stewart@dynatrace.com